AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2000

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                NORTHEAST BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             MAINE                                               01-0425066
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                                232 CENTER STREET
                               AUBURN, MAINE 04210
                                 (207) 777-6411
             (ADDRESS, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------

                                NORTHEAST BANCORP
                             1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                          JAMES D. DELAMATER, PRESIDENT
                                232 CENTER STREET
                               AUBURN, MAINE 04210
                                 (207) 777-6411
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                   COPIES TO:

                           RICHARD A. DENMON, ESQUIRE
                        CARLTON, FIELDS, WARD, EMMANUEL,
                              SMITH & CUTLER, P.A.
                                ONE HARBOUR PLACE
                       777 SOUTH HARBOUR ISLAND BOULEVARD
                            TAMPA, FLORIDA 33602-5799
                                 (813) 223-7000

                                  ------------

                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED (1)              SHARE            OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
    Common Stock $1.00 par value            135,000 shares               (2)                  (2)                 $294
==============================================================================================================================

 (1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may be issued in connection with the antidilution provisions of the Northeast Bancorp 1999 Stock Option Plan. No additional registration fee is included for these shares.

(2) Under the terms of the stock option plan 135,000 shares of common stock have been reserved for issuance. Options to purchase 13,500 shares of common stock at an exercise price of $8.875 per share and 24,000 shares of common stock at an exercise price of $8.00 per share were issued on September 17,1999 and December 17, 1999, respectively. As of the date of this registration statement, 97,500 shares of common stock remain available for grants under this plan. The offering price of $8.1875 per share of the remaining 97,500 shares of common stock under the plan not yet subject of an award, has been provided solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and was calculated based on the average of the high and low prices of a share of Northeast Bancorp common stock, as reported on the American Stock Exchange on March 2, 2000.


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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, previously filed on behalf of Northeast Bancorp (the "Company"), a Maine corporation (Commission File No. 1-14588), with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this Registration Statement as of their respective dates:

         1. The Company's Prospectus filed pursuant to Rule 424(b)(4) on November 19, 1999;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, filed on November 12, 1999 and February 14, 2000, respectively;

         3. The Company's Current Report on Form 8-K filed on December 6, 1999; and

         4. The description of the Company's common stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A declared effective on August 17, 1987 and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold or which deregister all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.            INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 719.1 of the Maine Business Corporation Act ("MBCA") permits a Maine corporation to indemnify any person who (a) was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or (b) is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another entity.

         Under the Company's Bylaws, the Company is authorized to indemnify any persons listed above against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

         The Company's Bylaws further provide that the Company has the authority to indemnify any person with respect to any derivative action against expenses (including attorneys' fees) actually and reasonably incurred by such person, provided that the person acted under the standards set forth in the preceding paragraph. However, the Company's Bylaws provide that the Company shall not indemnify any person with respect to any claim, issue or matter as to which that person is finally adjudicated to be liable for negligence or misconduct to the Company unless, and only to the extent that, the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

         Further, the Company's Bylaws provide that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of disinterested directors, by duly elected independent legal counsel, or by the shareholders.

         In addition, the Company's Bylaws provide that the Company must indemnify any director, officer, employee or agent of the Company who has been successful on the merits or otherwise in defense of any civil or criminal action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein. Such person shall be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Expenses incurred by a director, officer, employee or agent of the Company in defending a civil or criminal proceeding may be paid by the Company in advance of the final disposition thereof upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by the Company as authorized in its Bylaws.

         The Company's Bylaws also provide that the indemnification available under the Bylaws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, agreement, vote of disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such office, and shall continue as to such person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of such person.

         Pursuant to Section 719.6 of the MBCA and the Company's Bylaws, the Company has purchased and maintains insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against any such person and incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBITS
------                                -----------------------

    4.1 Articles of Incorporation of the Company, as amended on November 10, 1998, incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for fiscal quarter ended December 31, 1998 previously filed with the Commission.

    4.2         Bylaws of the Company, incorporated herein by reference to
                Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-31797) previously filed with the Commission.

    4.3 Northeast Bancorp 1999 Stock Option Plan, dated September 17, 1999, incorporated herein by reference to the Company's Proxy Statement dated September 28, 1999 previously filed with the Commission.

    5           Opinion of Lipman & Katz, P.A. Re: Legality.*

   23.1         Consent of Baker Newman & Noyes LLC.*

   23.2 Consent of Lipman & Katz, P.A. (contained in Exhibit 5 to the Registration Statement).*

   24 Power of Attorney (contained in the Signature section of the Registration Statement).*

---------------------

*  Exhibit filed herewith.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (iv) provided, however, that the undertakings set
                  forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person In connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn, State of Maine, on this 29th day of February, 2000.

                                   NORTHEAST BANCORP


                                   By: /s/ JAMES D. DELAMATER
                                       -----------------------------------------
                                           James D. Delamater
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James D. Delamater and John W. Trinward and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all Exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

             SIGNATURE                             TITLE                                           DATE
             ---------                             -----                                           ----
/s/ JOHN W. TRINWARD                           Chairman of the Board                         February 29, 2000
------------------------------------
         John W. Trinward

/s/ JAMES D. DELAMATER                         Director, President and Chief Executive
------------------------------------           Officer (Principal Executive Officer)         February 29, 2000
        James D. Delamater

                                               Director                                      February __, 2000
------------------------------------
         John B. Bouchard

/s/ A. WILLIAM CANNAN                          Director and Executive Vice President         February 29, 2000
------------------------------------
         A. William Cannan

                                               Director                                      February __, 2000
------------------------------------
         Ronald J. Goguen

/s/ JUDITH W. HAYES                            Director                                      February 29, 2000
------------------------------------
          Judith W. Hayes

/s/ PHILIP C. JACKSON                          Director and Vice President                   February 29, 2000
------------------------------------
         Philip C. Jackson

/s/ RONALD C. KENDALL                          Director                                      February 29, 2000
------------------------------------
         Ronald C. Kendall

/s/ JOHN ROSMARIN                              Director                                      February 29, 2000
------------------------------------
         John Rosmarin

/s/ JOHN SCHIAVI                               Director                                      February 29, 2000
------------------------------------
         John Schiavi

/s/ STEPHEN W. WIGHT                           Director                                      February 29, 2000
------------------------------------
         Stephen W. Wight

/s/ DENNIS A. WILSON                           Director                                      February 29, 2000
------------------------------------
         Dennis A. Wilson

/s/ RICHARD E. WYMAN, JR.                      Chief Financial Officer                       February 29, 2000
------------------------------------           (Principal Financial Officer)
       Richard E. Wyman, Jr.

                                INDEX TO EXHIBITS

   EXHIBIT
    NUMBER                              DESCRIPTION OF EXHIBITS
    ------                              -----------------------

     4.1 Articles of Incorporation of the Company, as amended on November 10, 1998, incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-Q for fiscal period ended December 31, 1998 previously filed with the Commission.

     4.2        Bylaws of the Company, incorporated herein by reference to
                Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-31797) previously filed with the Commission.

     4.3 Northeast Bancorp 1999 Stock Option Plan, dated September 17, 1999 incorporated herein by reference to the Company's Proxy Statement dated September 28, 1999 previously filed with the Commission.

     5          Opinion of Lipman & Katz, P.A. Re: Legality.*

    23.1        Consent of Baker Newman & Noyes LLC*

    23.2 Consent of Lipman & Katz, P.A. (contained in Exhibit 5 to the Registration Statement).*

    24 Power of Attorney (contained in the Signature section of the Registration Statement).*

-------------------
*  Exhibit filed herewith.